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                                                                  Exhibit 10.11

            GOOD FAITH COMPLIANCE AMENDMENT TO COMPLY WITH THE 2004
            FINAL REGULATIONS UNDER CODE SECTIONS 401(k) AND 401(m)
               AND THE 2005 FINAL AND 2006 PROPOSED REGULATIONS
                            UNDER CODE SECTION 402A

This amendment of the Plan is adopted to reflect certain provisions of the 2004 final regulations under Code Sections 401(k) and 401(m) and the final and proposed regulations under Code Section 402A. This amendment is intended as good faith compliance with the requirements of the final and proposed regulations and is to be construed in accordance with such regulations. This amendment shall continue to apply to the Plan, including the Plan as later amended, until such provisions are integrated into the Plan or the good faith compliance provisions of this amendment are specifically amended.

This amendment shall supersede any previous good faith compliance amendment and the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

401(k) PLAN AS ADOPTED BY WESTFIELD BANK

The Plan named above gives the undersigned the right to amend it at any time. According to that right, the Plan is amended as follows:

         2004 FINAL REGULATIONS UNDER CODE SECTIONS 401(k) AND 401(m)

Except as otherwise provided, the provisions of this section of the amendment shall be effective as of the first day of the first Plan Year beginning on or after January 1, 2006.

EXCESS AMOUNTS
This section modifies the EXCESS AMOUNTS SECTION of Article III, where applicable.

Modification of the Deferral Percentage Calculation. If a Highly Compensated Employee participates in two or more cash of deferred arrangements of the Employer that have different plan years, all cash and deferred arrangements for the 12-month plan year of the plan being tested shall be treated as a single arrangement.

Modification of the Contribution Percentage Calculation. If a Highly Compensated Employee participates in two or more plans of the Employer that include Contribution Percentage Amounts and such plans have different plan years, all Contribution Percentage Amounts for the 12-month plan year of the plan being tested shall be treated as a single plan.

Income on Excess Elective Deferrals (Gap Period Income). This section applies for purposes of determining income or loss on Excess Elective Deferrals for taxable years beginning on or after January 1, 2006 to the extent the Plan does not already provide for gap period income.

Any Excess Elective Deferrals, in addition to any adjustment for income or loss for the taxable year in which the excess occurred, shall be adjusted for income or loss for the gap period between the end of such taxable year and the date of distribution. Such income or loss allocable to the gap period shall be equal to 10% of the income or loss allocable to the Excess Elective Deferrals for the taxable year multiplied by the number of complete months (counting 16 days or more as a complete month) in the gap period.
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Income on Excess Contributions and Excess Aggregate Contributions (Gap Period
Income). This section applies for purposes of determining income or loss on Excess Contributions and Excess Aggregate Contributions beginning with the 2006 Plan Year to the extent the Plan does not already provide for gap period income.

Any Excess Contributions or Excess Aggregate Contributions, in addition to any adjustment for income or loss for the Plan Year in which the excess occurred, shall be adjusted for income or loss for the gap period between the end of such Plan Year and the date of distribution. Such income or loss allocable to the gap period shall be equal to 10% of the income or loss allocable to the applicable excess for the Plan Year multiplies by the number of complete months (counting 16 days or more as a complete month) in the gap period.

HARDSHIP DISTRIBUTIONS
This section modifies the financial hardship withdrawal provisions of the WITHDRAWAL BENEFITS SECTION of Article V, where applicable.

Modification of the list of events for immediate and heavy financial needs. Existing immediate and heavy financial needs are modified as follows:

Replace (i) expenses incurred or necessary for medical care, described in Code
Section 213(d), of the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) with (i) expenses incurred or necessary for medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income).

Replace (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents with (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)).

Immediate and heavy financial needs shall also include:

Payments for funeral or burial expenses for the Participant's deceased parent, spouse, child, or dependent (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)).

Expenses to repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

Any modification made above shall not apply if it conflicts with an event already defined in a different manner in the Plan.

ELIMINATION OF POST-HARDSHIP CONTRIBUTION LIMIT REDUCTION
This section modifies the financial hardship withdrawal suspension period provisions of the WITHDRAWAL BENEFITS SECTION of Article V, if applicable.

If the suspension period was changed from 12 to 6 months, the reduction in the applicable limit under Code Section 402(g) for the next taxable year following a hardship withdrawal is removed for distributions to which the reduced suspension period applies.

TERMINATION OF THE PLAN-SUCCESSOR DEFINED CONTRIBUTION PLAN
For purposes of Article VIII, the term "successor defined contribution plan" shall not include a plan or contract that satisfies the requirements of Code
Section 403(b) or a plan described in Code Sections 457(b) or (f).
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             2005 FINAL REGULATIONS AND 2006 PROPOSED REGULATIONS
                            UNDER CODE SECTION 402A

DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS
This section shall apply to distributions made after December 31, 2005.

Modification of the definition of Eligible Retirement Plan. The definition of Eligible Retirement Plan is modified as follows:

Eligible Retirement Plan means an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified plan described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p).

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan which respect to such portion shall include only another designated Roth account of the individual from whose Account the payments or distributions were made under an annuity plan described in Code Section 403(a) or a qualified plan described in Code Section 401(a), or a Roth IRA described in Code Section 408A of such individual.

Modification of the definition of Eligible Rollover Distribution. The definition of Eligible Rollover Distribution is modified as follows:

Eligible Rollover Distribution means any distribution of all or any portion of the balance of the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution; (iv) the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (v) any other distribution(s) that is reasonably expected to total less that $200 during a year.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or individual retirement annuity described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
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A portion of a distribution shall not fail to be an Eligible Rollover
Distribution merely because the portion consists of the portion of a designated Roth account that is not includible in a Participant's gross income. However, such portion may be transferred only to a Roth IRA described in Code Section 408A or to a designated Roth account under a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

If the distribution includes any portion of a designated Roth account, in determining if (v) above applies: (i) any portion of the distribution from the designated Roth account shall not be treated as an Eligible Rollover Distribution if it is reasonably expected to total less than $200 during a year and (ii) the balance of the distribution, if any, shall not be treated as an Eligible Rollover Distribution if it is reasonably expected to total less than $200 during a year. However, all Eligible Rollover Distributions are combined in determining a mandatory distribution of an Eligible Rollover Distribution greater than $1,000 in the DIRECT ROLLOVERS SECTION of Article X.

The following provisions of this section of the amendment shall apply only to a Plan that includes or is amended to include Roth Elective Deferral Contributions and shall be effective as of the date Roth Elective Deferral Contributions were added to the Plan.

ROTH ELECTIVE DEFERRAL CONTRIBUTIONS

The following definitions are added:

Pre-tax Elective Deferral Contributions means a Participant's Elective Deferral Contributions that are not includible in the Participant's gross income at the time deferred.

Roth Elective Deferral Contributions means a Participant's Elective Deferral Contributions that are includible in the Participant's gross income at the time deferred and have been irrevocably designated as Roth Elective Deferral Contributions by the Participant in his elective deferral agreement. A separate accounting record is kept for that part of a Participant's Account resulting from Roth Elective Deferral Contributions.

The provisions of the CONTRIBUTION LIMITATION SECTION of Article III are modified as follows:

Distributions of any Elective Deferral Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed from the Participant's Account resulting from Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions on the same basis as the distribution of Excess Amounts in the EXCESS AMOUNTS SECTION OF
Article III.

ROLLOVERS FROM OTHER PLANS

The following provisions are effective for distributions made after December 31, 2005.

Direct Rollovers. If the Plan accepts a direct rollover of an Eligible Rollover Distribution from a qualified plan described in Code Section 401(a) or 403(a), the Eligible Rollover Distribution shall include any portion of a designated Roth account.
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Participant Rollover Contributions from Other Plans. If the Plan accepts a
Participant contribution of an Eligible Rollover Distribution from a qualified plan described in Code Section 401(a) or 403(a), the Eligible Rollover Distribution shall include any portion of a designated Roth account to the extent the portion of the designated Roth account distributed would otherwise be includible in a Participant's gross income.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly therein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the undersigned, as plan sponsor, has made the decision to adopt this plan amendment. The undersigned is acting in reliance on their own discretion and on the legal and tax advice of their own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 10th day of July, 2006.

                                       For the Employer

                                       By: /s/ Gerald P. Ciejka
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                                                      Vice President
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